MASTER PURCHASE AGREEMENT

         THIS MASTER PURCHASE AGREEMENT ("Agreement") is made effective as of December 28, 1995 by and between THERMO JARRELL ASH CORPORATION, a Massachusetts corporation whose address is 27 Forge Parkway, Franklin, Massachusetts 02038-3148 ("TJA"), and THERMO INSTRUMENT SYSTEMS INC., a Delaware corporation whose address is 504 Airport Road, Santa Fe, New Mexico 87504 and which is the parent corporation of TJA ("Thermo Instrument") (TJA and Thermo Instrument being sometimes collectively referred to herein as "Thermo"), and ON-SITE ANALYSIS, INC., a Georgia corporation whose address is 3125 Presidential Drive, Suite 130, Atlanta, Georgia 30340-3907 ("OSA, Inc."), and TOP SOURCE TECHNOLOGIES, INC., a Delaware corporation whose address is 2000 PGA Boulevard, Suite 3200, Palm Beach Gardens, Florida 33408-2713 and which is the parent corporation of OSA, Inc. ("Top Source") (OSA, Inc. and Top Source being sometimes collectively referred to herein as "TSI").

                              W I T N E S S E T H:

         WHEREAS, TSI and United Testing Group, Inc., a Georgia corporation which is the successor (by way of merger) to Spectro/Metrics, Inc., a Georgia corporation, and whose parent corporation is Top Source ("UTG"), and TJA and Nicolet Instrument Corporation, a Wisconsin corporation whose parent corporation is Thermo Instrument ("Nicolet"), have each contributed certain Technical Contributions (as hereinafter defined) in the joint development of the On-Site Analyzer (as hereinafter defined); and

         WHEREAS, Top Source and UTG have transferred or licensed their Technical Contributions to OSA, Inc., and Thermo Instrument and Nicolet have transferred or licensed their Technical Contributions to, or otherwise authorized the use thereof by, TJA; and

         WHEREAS, the parties intend from time to time jointly to modify the specifications for the On-Site Analyzer in order to create specialized instrumentation (individually, a "Specialized Unit" and, collectively, the "Specialized Units") for use in different commercial applications relating to Oil Analysis (as hereinafter defined); and

         WHEREAS, OSA, Inc., in addition to its Technical Contributions, will be contributing to the commercial exploitation of the Specialized Units the marketing expertise of OSA, Inc., and the knowledge of the business of Oil Analysis required in order to determine which commercial applications are technologically feasible and otherwise appropriate for each Specialized Unit which may be developed; and

         WHEREAS, TJA, in addition to its Technical Contributions, will be contributing to the commercial exploitation of the Specialized Units the manufacturing expertise of TJA required in order to ensure that each Specialized Unit functions in substantial conformance with the Specialized Unit Specification (as hereinafter defined) applicable thereto, upon the terms and subject to the conditions more particularly set forth in this Agreement; and

         WHEREAS, the parties wish to memorialize their agreement regarding their rights and obligations with respect to the Specialized Units and the commercial exploitation thereof as hereinafter provided;

         NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto do agree as follows:

1.       DEFINITIONS.

         In addition to such other terms as may be defined elsewhere in this Agreement, the following terms as used herein shall have the meanings ascribed in this Article:

         1.1 Customer means a person or entity who purchases, leases or licenses a Specialized Unit from OSA, Inc. as contemplated by the terms of this Agreement.

         1.2 Customer Site means a location at which a Specialized Unit will be installed as herein provided for Customer use.

         1.3 Instrument Software means, with respect to any Specialized Unit developed hereunder, that portion of the computer software operating system and any application software used to operate the Specialized Unit, in object code form only, developed by or for (and owned or licensed by) TJA and all future modifications and enhancements thereto developed by or for (and owned or licensed by) TJA, all as incorporated in the Specialized Unit. Instrument Software shall not include the OSA, Inc. Software or any other proprietary software of OSA, Inc.

         1.4 Integrated Instrument means any integrated apparatus used for analysis of mineral oils, synthetic oils and hydraulic fluids, which combines an optical emission spectrometer ("OES") with spark excitation and a Fourier transform infrared spectrometer ("FTIR") in one cabinet with a single computer control.

         1.5 Intellectual Property means all intellectual property rights existing from time to time, including without limitation any patents, design rights or registered designs, trademarks or service marks (and any application throughout the world or the right to apply therefor), copyrights (whether registered or unregistered, and including moral rights), know-how (including without limitation engineering and technical know-how), trade secrets, confidential information, any business name, trade name or style or brand name and any merchandising rights.

         1.6 Oil Analysis means the testing and analysis of any and all petrochemical-based lubricants, synthetic oils and hydraulic fluids in any and all stages of processing, production or use, including (without limitation) extraction, refinement, product-in- use and waste, regardless of the industry or purpose for which such testing and analysis is performed. Petrochemical-based fluids other than those identified in the preceding sentence are not within the scope of "Oil Analysis" and are excluded from the definition thereof.

         1.7 Operator's Manual means the written materials produced by OSA, Inc. and supplied to a Customer in conjunction with any given Specialized Unit instructing the Customer in the use of such Specialized Unit.

         1.8 On-Site Analyzer or OSA means the Integrated Instrument (and software incorporated therein, including without limitation the Instrument Software and OSA, Inc. Software) described in the specifications attached hereto as Exhibit A entitled "'U' Specification" and incorporated herein by this reference, as the same may be amended from time to time.

         1.9 OSA, Inc. Software means, with respect to any Specialized Unit developed hereunder, that portion of the computer software operating system and any application software used to operate the Specialized Unit, in object code form only, developed by or for (and owned or licensed by) OSA, Inc. and all future modifications and enhancements thereto developed by or for (and owned or licensed by) OSA, Inc., all as incorporated in the Specialized Unit. OSA, Inc. Software shall not include Instrument Software or any other proprietary software of TJA.

         1.10 Party or "party" means Thermo considered as one party (or any one or both of TJA or Thermo Instrument, as the context may require) and TSI considered as one party (or any one or both of OSA, Inc. or Top Source, as the context may require).

         1.11 Technical Contributions means, with respect to any Specialized Unit developed hereunder, Intellectual Property contributed respectively by OSA, Inc. (itself or as transferee or licensee of Top Source and UTG) and TJA (itself or as transferee, licensee, or authorized designee of Thermo Instrument and Nicolet) in the development of the Specialized Unit. Technology, engineering and other technical know-how constituting prior art existing within the public domain as of the effective date of this Agreement shall be expressly excluded from the definition of Technical Contributions hereunder.

2.       SPECIALIZED UNIT ADDENDA.

         Upon the development of specifications mutually acceptable to the parties for a Specialized Unit which OSA, Inc. desires to purchase from TJA and TJA desires to sell to OSA, Inc. (as to each such Specialized Unit, the "Specialized Unit Specification"), the parties shall execute an Addendum to this Agreement, in form mutually acceptable to the parties (a "Specialized Unit Addendum"), setting forth the Specialized Unit Specification and the purchase price applicable to such Specialized Unit (the "Purchase Price"). Each Specialized Unit Addendum shall be a separate and enforceable agreement, shall incorporate therein all of the terms and conditions of this Agreement, and shall contain such additional terms and conditions as the parties mutually agree upon.


3.       OWNERSHIP OF SPECIALIZED UNITS AND RELATED INTELLECTUAL
PROPERTY.

         3.1 Technical Contributions, Etc. Except to the extent expressly otherwise provided in this Agreement, TJA and OSA, Inc. shall each remain fully vested with all right, title and interest
(as owner, licensee or designee, as the case may be) in and to its respective Technical Contributions.

         3.2 Marks. Specialized Units (and related services) shall be sold, leased, licensed, sublicensed, distributed and marketed as permitted herein only under the trademarks, trade names, service marks and trade dress of OSA, Inc. (collectively, the "OSA, Inc. Marks"). Specialized Units (and related services) shall not be sold, leased, licensed, sublicensed, distributed or marketed under the trademarks, trade names, service marks or trade dress of TJA, Thermo Instrument or Nicolet (collectively, the "TJA Marks"). Notwithstanding the foregoing provisions of this Section 3.2, OSA, Inc. shall not remove or obscure any notice of copyright, patent, trademark, trade secret or restricted or limited rights which may be contained on the Instrument Software and/or any of TJA's Technical Contributions. For purposes of this Agreement, the OSA, Inc. Marks and the TJA Marks are referred to collectively as the "Marks." No party shall use any of the Marks of another party hereto without the prior written consent of the other party. No party shall register, agree to register or assist any other person in registering any Marks of another party hereto in any jurisdiction in the world. Each party acknowledges that the other has the exclusive right, title and interest in and to such other party's respective Marks. Each party agrees that it will not use, without the other's prior written consent, any Marks which are likely to be similar to or confused with the Marks of the other party. Notwithstanding the foregoing, OSA, Inc. shall have the right to identify TJA as the manufacturer of any Specialized Unit developed hereunder, and to identify any TJA Marks affixed by TJA to components of the Specialized Unit, in presentations marketing the Specialized Unit, and in sales, advertising and marketing materials for the Specialized Unit; provided, however, that (i) TJA shall have the right to pre-approve in writing all such written sales, advertising and marketing materials referencing TJA and/or any TJA Marks prior to the dissemination of such materials by OSA, Inc., (ii) except where such identification is required by law (and in such cases, TJA shall be notified prior to the making of such identification), TSI shall obtain TJA's prior written consent to identify TJA or any TJA Marks in relation to the Specialized Unit in any press release or public statement, including without limitation those to the financial community, and (iii) if TJA determines, in good faith, that the TJA Marks are being used by OSA, Inc. in a manner which is detrimental to the reputation of TJA (including without limitation in connection with the sale, leasing, licensing or sublicensing of one or more Specialized Units to any Customer for an application as to which the applicable Specialized Unit
Specification is, in TJA's sole discretion, inadequate or otherwise inappropriate), then, in such event, TJA shall so notify OSA, Inc., and OSA, Inc. shall immediately remove all TJA Marks from Specialized Units then in OSA, Inc.'s possession and thereafter shall not identify TJA as the manufacturer of the Specialized Units nor otherwise use the TJA Marks in any manner, including without limitation in connection with the sale, leasing, licensing, sublicensing, distribution or marketing of the Specialized Units (or related services). The consents required of TJA pursuant to the provisions of the immediately preceding sentence shall not unreasonably be withheld or delayed, provided TJA expressly reserves the right to make determinations in TJA's sole discretion to the extent set forth in clause (iii) of said sentence.

4.       USE OF TECHNICAL CONTRIBUTIONS, ETC.

         4.1 General. Except to the extent permitted by the terms of this Agreement, neither party may use the Technical Contributions of the other party in any manner whatsoever without the express written consent of such other party.

         4.2 Instrument Software. TJA hereby grants to OSA, Inc. a nontransferable (except to the extent expressly otherwise provided herein), nonexclusive right and license to use the Instrument
Software, subject to the following:

                  4.2.1 Use of the Instrument Software by OSA, Inc. shall be solely in connection with the ordinary operation of a
Specialized Unit, as specified in the applicable Operator's Manual
 .

                  4.2.2 OSA, Inc. shall have the right to grant to any Customer (and shall in any event not grant rights greater than) a nonexclusive, nontransferable sublicense (expressly excluding the right by the Customer to further sublicense) for the sole purpose of allowing the Customer to use the Instrument Software in connection with the ordinary operation of the Specialized Unit, as specified in the Operator's Manual.

                  4.2.3 The license to OSA, Inc., and any Customer's sublicense, shall encompass only object code.

                  4.2.4 OSA, Inc. is prohibited from, and any Customer's sublicense shall prohibit the Customer from, (a) copying, accessing or downloading the Instrument Software, other than in connection with the ordinary operation of the Specialized Unit in accordance with the Operator's Manual; (b) decompiling, disassembling or reverse engineering the Instrument Software; (c) removing or obscuring any notice of copyright, patent, trademark, trade secret or restricted or limited rights; or (d) removing or obscuring any export restriction or similar notice contained on the Instrument Software.

         4.3 OSA, Inc. Software. OSA, Inc., hereby grants to TJA a nontransferable, nonexclusive right and license to use the OSA, Inc. Software, subject to the following restrictions:

                  4.3.1 TJA shall have the right only to copy and use the OSA, Inc. Software solely in connection with (a) developing the Instrument Software for purposes of this Agreement for the mutual benefit of the parties hereto and
(b) installation of the OSA, Inc. Software into Specialized Units prior to shipment by TJA to OSA, Inc. or Customers.

                  4.3.2 Without limiting the foregoing, TJA agrees not to (a) copy, access or download the OSA, Inc. Software; (b) decompile, disassemble or reverse engineer the OSA, Inc. Software; (c) remove or obscure any notice of copyright, patent, trademark, trade secret, restricted or limited rights; or (d) remove or obscure any export restriction or similar notice contained on the OSA, Inc.
Software.

5.       MANUFACTURING.

         5.1 Manufacture by TJA. TJA shall manufacture Specialized Units developed hereunder (including, without limitation, installing the Instrument Software thereon) and supply such Specialized Units to OSA, Inc. in accordance with the terms and conditions of this Agreement.

         5.2 Specifications. IT IS EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT ANY MODIFICATION OF THE SPECIALIZED UNIT SPECIFICATION MUST BE APPROVED IN WRITING BY BOTH THE PRESIDENT OF TJA AND THE PRESIDENT OF OSA, INC., WHICH APPROVAL MAY BE WITHHELD BY EITHER TJA OR OSA, INC. IN SUCH PARTY'S SOLE AND ABSOLUTE DISCRETION, IT BEING EXPRESSLY UNDERSTOOD AND AGREED THAT, EXCEPT AS MAY BE EXPRESSLY AGREED TO BY THE PARTIES AS PROVIDED ABOVE IN THIS
SECTION 5.2, NEITHER TJA NOR THERMO INSTRUMENT HAS ANY OBLIGATION UNDER THIS AGREEMENT, EXPRESS OR IMPLIED, TO MANUFACTURE, DELIVER OR OTHERWISE PROVIDE TO OSA, INC. OR TOP SOURCE ANY SPECIALIZED UNIT WHICH DIFFERS IN ANY MANNER FROM THE SPECIALIZED UNIT SPECIFICATION ORIGINALLY DEVELOPED AND AGREED UPON BY THE PARTIES WITH RESPECT THERETO.

         6   RIGHT TO MODIFY.

         Notwithstanding any provision herein to the contrary, it is understood and agreed by the parties hereto that OSA, Inc. shall have the right, alone or in conjunction with any third party, to modify (including without limitation to add or substitute component parts) in any manner any Specialized Unit purchased by OSA, Inc. hereunder (so long as OSA, Inc. does not infringe upon the Instrument Software or any of TJA's Technical Contributions); provided, however, that any such modification shall immediately void and cancel, with respect to the Specialized Unit so modified, (i) all Installation obligations under Section 9.1, (ii) all maintenance obligations under Section 9.2 and (iii) all warranties under Section 10.1.1. . Upon the modification of any Specialized Unit pursuant to the provisions of this Article 6, OSA, Inc.

immediately shall remove all TJA Marks therefrom and thereafter shall not identify TJA as the manufacturer of the same nor otherwise use the TJA Marks in any manner with respect to such modified Specialized Unit, including without limitation in connection with the sale, leasing, licensing, sublicensing, distribution or marketing thereof.



7.        SHIPMENT;  DELIVERY.

                  7.1 Site Survey Report. OSA, Inc. agrees to deliver to TJA, prior to the week in which an order for Specialized Units hereunder is to be shipped by TJA, a completed Site Survey Report with respect to each Customer to which such order relates in substantially the form of Exhibit B attached hereto and incorporated herein by this reference (the "Site Survey Report"). It is understood and agreed that one purpose of such Site Survey Report is to enable TJA to contact any Customer directly, whether by mail, telephone, facsimile, computer modem or otherwise, in order to relay to such Customer information regarding the use, operation and/or maintenance of the Specialized Unit(s) in such Customer's possession.

         7.2 Terms and Conditions. No terms or conditions of any order for Specialized Units other than the terms and conditions set forth in this Agreement shall apply to purchases of Specialized Units by OSA, Inc.

         7.3 Shipment. Specialized Units shall be shipped to the destination specified by OSA, Inc., on an F.O.B. destination basis.. Unless otherwise requested by OSA, Inc., TJA shall select the carrier. Partial shipments shall be permitted and TJA may invoice each shipment separately. All shipping costs shall be borne by OSA, Inc., and all Specialized Units shall be insured in transit by TJA (unless otherwise requested by OSA, Inc.), at the expense of OSA, Inc. OSA, Inc. shall reimburse TJA for such shipping and insurance costs promptly upon demand. The delivery date for any given shipment of Specialized Units will be mutually agreed upon by the parties at the time of TJA's acceptance of the order therefor.

         7.4 Return Authorization. No Specialized Unit shipped by TJA may be returned without TJA's written permission. All shipping expenses on returned Specialized Units will be paid by the party who necessitated the return (the "Responsible Party"). In the event such expenses are not paid by the Responsible Party, the other party may invoice the Responsible Party therefor.

         7.5 Shortages; Damages in Transit. If the quantity of Specialized Units received by OSA, Inc. shall be less than the quantity shown in the applicable invoice, or if the Specialized Units received by OSA, Inc. shall have been damaged in transit, OSA, Inc. shall, within twenty (20) days after receipt of such goods, give written notice of such shortage or damage to the agent of the delivery carrier in order to permit written verification of the shortage or damage by the delivery carrier and substantiate a formal claim when and if presented. OSA, Inc. shall promptly send a copy of such notice to TJA.

         7.6 Title and Risk of Loss. Subject to any claims pursuant to Section 7.5, title to and post-delivery risk of loss for Specialized Units shall pass to OSA, Inc. upon delivery of the Specialized Units to the designated destination; provided, however, that title to the Instrument Software shall at all times remain with TJA (or its licensor). OSA, Inc. shall reasonably cooperate with TJA in any documentation and proof of loss claims promptly presented by TJA to the appropriate carrier and/or insurer.

         7.7 Title Matters. OSA, Inc. shall have flexibility in its discretion to arrange for title to any Specialized Unit to be transferred at any time to any third party, including, without limitation, finance corporations, subject to compliance with the provisions of Section 14.2 below. Written notice of any such transfer, together with the identity of the transferee, shall be promptly presented to TJA by OSA, Inc.

8.       PAYMENT TERMS.

         8.1 Payments Net. An amount equal to forty percent (40%) of the total Purchase Price allocable to a given order for Specialized Units hereunder shall be paid by OSA, Inc. at the time of the order. The balance of the Purchase Price will be paid within thirty (30) days after the date of shipment. All amounts payable by OSA, Inc. to TJA under this Agreement shall be paid net of all freight charges, insurance premiums, taxes (including without limitation sales, value-added and use taxes, but excluding taxes based on TJA's net income), tariffs and other governmental charges, payment of which shall be the responsibility of OSA, Inc. If TJA is required to pay any such charge, premium, tax, tariff or other charge based on goods sold or any services performed under this Agreement, then the same (together with any penalties and/or interest thereon) shall be billed to and paid by OSA, Inc. All payments hereunder shall be made in U.S. dollars.

         8.2 Late Payment Charges. In addition to any other remedies available to TJA hereunder, if OSA, Inc. fails to pay any amounts when due, OSA, Inc. shall pay TJA interest on such overdue amounts at the rate of 2.0% per month (or the highest rate permitted by law, if lower) from the date due until paid (calculated on the basis of a thirty (30)-day month and pro-rated on a per diem basis with respect to any partial month), together with all costs and expenses, including without limitation reasonable attorneys' fees, incurred by TJA in collecting such overdue amounts.

         8.3 OSA, Inc. Pricing. OSA, Inc. shall be free to establish its own pricing for Specialized Units sold, leased or licensed to Customers and shall have no obligation whatsoever to TJA to account for any differential relative to the applicable Purchase Price paid to TJA therefor.

9.       INSTALLATION, TRAINING AND MAINTENANCE.

         9.1      Installation.

                  9.1.1 Installation Obligation. TJA shall install each Specialized Unit at the applicable Customer Site ("Installation") located within the United States within twenty (20) business days after delivery of the Specialized Unit to the Customer Site. TJA may, in its discretion and for an additional fee as specified in Section 9.1.3, arrange for Installation at
Customer Sites outside of the United States. TJA may subcontract its Installation obligations hereunder to a qualified subcontractor.

                  9.1.2 Customer Site. Notwithstanding the provisions of Section
9.1.1 above, TJA's Installation obligation need not be completed until the latest to occur of (a) the expiration of the twenty (20) business day period referenced in Section 9.1.1 above; (b) the second (2nd) business day after receipt by TJA of the Site Survey Report referenced in Section 7.1 above or (c) the fourteenth (14th) day after receipt by TJA of written notice from OSA, Inc. that the following conditions have been satisfied: (i) the Customer Site is in compliance with the site specifications listed on Exhibit C attached hereto and incorporated herein by this reference and is otherwise safe and appropriate for Installation; and (ii) any third-party equipment to be used in conjunction with the Specialized Unit has been reasonably approved by TJA and is operating according to the manufacturer's specifications. TJA or its designated subcontractor shall perform the unpacking of the Specialized Unit at the Customer Site. On the date scheduled for Installation, OSA, Inc. shall cause appropriate personnel of the Customer or OSA, Inc. or both to be available to cooperate with TJA, allowing TJA to use without charge any of the Customer's equipment and facilities which TJA reasonably deems necessary for Installation. TJA shall give OSA, Inc. and/or the Customer sufficient advance notification of personnel required for completion of the Installation. The Customer Site shall remain accessible to TJA throughout the period of Installation. Upon Installation of a Specialized Unit, TJA or its designated subcontractor or agent, as the case may be, shall perform TJA's standard acceptance test procedures to confirm that the Specialized Unit operates in substantial conformance with the Specialized Unit Specification applicable thereto. Upon successful completion of the aforesaid acceptance test procedures, Installation of the Specialized Unit shall be deemed complete.

                  9.1.3 Installation Fee. Specialized Units shall be installed by TJA free of charge in the United States. If TJA in its discretion agrees to install a Specialized Unit outside of the United States, TJA will charge an installation fee in accordance with TJA's then current rates (the "Installation Fee"). The terms and conditions of Section 9.1.2 shall be applicable to any Installation to be performed by TJA outside of the United States.

                  9.1.4 Reinstallation. In the event a Customer desires to relocate a Specialized Unit previously installed by TJA, TJA shall install the Specialized Unit at the new Customer Site within the United States ("Reinstallation"), provided that the terms and conditions of Section 9.1.2 above are satisfied with respect to the Reinstallation at the new Customer Site. TJA shall charge a fee, payment of which shall be the responsibility of the Customer, for Reinstallation in accordance with TJA's then current rates (the "Reinstallation Fee").

                  9.1.5  Unauthorized Installation or Reinstallation.  OSA,
                         -------------------------------------------
Inc. shall have the right to elect to have the Installation or Reinstallation of any Specialized Unit performed by OSA, Inc. or any third party, including without limitation a Customer; provided, however, that any Installation or Reinstallation of a Specialized
Unit at a Customer Site or any other location by any person or entity other than TJA or TJA's designated subcontractor or agent without the express written consent of TJA, signed by the President of TJA and specifically referencing this Section 9.1.5. (an
"Unauthorized Installation"), shall automatically invalidate and void any TJA warranty with respect to such Specialized Unit. TJA HEREBY DISCLAIMS ALL LIABILITY FOR ANY AND ALL CLAIMS, LOSSES, COSTS AND DAMAGES TO THE EXTENT ARISING FROM OR ATTRIBUTABLE TO ANY UNAUTHORIZED INSTALLATION OR REINSTALLATION OF A SPECIALIZED UNIT.

         9.2 Maintenance. OSA, Inc. agrees to retain TJA to provide all maintenance with respect to Specialized Units manufactured or supplied by TJA hereunder, provided TJA's maintenance services are competitive. The determination as to whether or not the maintenance services of TJA are competitive for purposes of this Section 9.2 shall be based upon such factors as, without limitation, timeliness of performance, price and professional competence. If OSA, Inc. requests that TJA provide all maintenance with respect to Specialized Units manufactured or supplied by TJA hereunder, TJA agrees to provide the same in accordance with the terms of TJA's standard form of maintenance agreement (whether or not TJA's maintenance services are competitive). Payment for maintenance services provided by TJA hereunder shall be made by OSA, Inc. to TJA on a time and materials basis at TJA's then current rates. TJA may subcontract any such maintenance services to qualified subcontractors. In the event that TJA's services are not competitive, OSA, Inc. shall have the right to elect to obtain said maintenance directly from third party vendors. In the event that OSA, Inc. contracts with any party other than TJA to provide such maintenance services, OSA, Inc. agrees to defend, indemnify and hold harmless TJA, its parent, subsidiaries and affiliates (including without limitation Thermo Instrument) from and against any and all losses, damages, liabilities and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) incurred in connection with third party claims or suits, whether based in statute, contract, tort, strict liability, breach of warranty or otherwise, to the extent arising, or alleged by such third party claimant to arise, by reason of the acts or omissions of any such third party service provider. It is understood and agreed that in no event shall OSA, Inc., or any third party service provider retained by OSA, Inc., have any right to the use of any diagnostic software owned by, or otherwise developed on behalf of, TJA or Thermo Instrument. TJA shall have no obligation to provide service manuals to OSA, Inc. or to any third party service provider. If it is determined that TJA's maintenance services are competitive with respect to certain geographic areas and not others, and OSA, Inc. elects to contract with one or more third party service providers with respect to any such geographic area or areas as to which TJA's services are not competitive, TJA shall in such event have the right to elect not to provide maintenance services with respect to Specialized Units located in any remaining areas.

10.      WARRANTY AND LIMITATION OF LIABILITY.

         10.1     Warranties to OSA, Inc.

                  10.1.1 TJA warrants to OSA, Inc. that the Specialized Units (including, without limitation, the Instrument Software) purchased from TJA shall (a) upon initial delivery be free from material defects in workmanship or materials and (b) upon initial delivery and for a period of six (6) months after initial shipment (the "Warranty Period") operate substantially in accordance with the Specialized Unit Specification applicable thereto when subjected to normal, proper and intended usage. TJA agrees during the Warranty Period, provided it is promptly notified in writing upon the discovery of any defect, to repair or replace, at its option, free of charge, defective Specialized Units so as to cause the same to conform to the warranties set forth in clauses (a) or
(b) above, as the case may be, and such repair or replacement shall constitute the sole and exclusive remedy for breach of any such warranty. Replacement parts may be new or refurbished, at the election of TJA. All costs for returning defective Specialized Units to TJA shall be paid by OSA, Inc., with reimbursement of such costs to be made by TJA to OSA, Inc. within thirty (30) days following TJA's receipt of an invoice and reasonable back-up documentation therefor. Notwithstanding anything to the contrary contained herein, TJA makes no warranties (INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE) with respect to equipment, materials or software (including without limitation the OSA, Inc. Software) not manufactured by TJA, Thermo Instrument, or any parent, subsidiary or affiliate of either. Lamps, mercury bulbs and other minor expendable items are further expressly excluded from this warranty. TJA agrees to assign to OSA, Inc. any manufacturer's warranty relating to any such excluded equipment, materials and software, to the extent the same is assignable. If TJA determines that any Specialized Unit for which OSA, Inc. or any Customer has requested warranty service is not covered by the terms of the warranty under clause (a) or (b) above, OSA, Inc. shall pay or reimburse to TJA all costs of investigating and responding to such request at TJA's then prevailing time and materials rates. ANY INSTALLATION, MAINTENANCE, REPAIR, SERVICE, ALTERATION, MODIFICATION (PURSUANT TO THE TERMS OF ARTICLE 6 ABOVE OR OTHERWISE), RELOCATION OR OTHER TAMPERING TO OR WITH A SPECIALIZED UNIT PERFORMED BY ANY PERSON OR ENTITY OTHER THAN TJA OR TJA's DESIGNATED SUBCONTRACTOR OR AGENT WITHOUT TJA'S WRITTEN APPROVAL SIGNED BY THE PRESIDENT OF TJA AND

SPECIFICALLY REFERENCING THIS SECTION 10.1.1, OR ANY USE OF REPLACEMENT PARTS SUPPLIED BY ANY PARTY OTHER THAN TJA WITHOUT TJA'S WRITTEN APPROVAL SIGNED BY THE PRESIDENT OF TJA AND SPECIFICALLY REFERENCING THIS SECTION 10.1.1 (IT BEING UNDERSTOOD AND AGREED THAT REPLACEMENT PARTS DELIVERED DIRECTLY TO OSA, INC. OR TO ANY CUSTOMER BY TJA, TJA's DESIGNATED SUBCONTRACTOR OR AGENT OR A THIRD PARTY VENDOR AT THE DIRECTION OF TJA WILL BE DEEMED TO HAVE BEEN SUPPLIED BY TJA FOR PURPOSES OF THIS SECTION 10.1.1), SHALL IMMEDIATELY VOID AND CANCEL ALL WARRANTIES WITH RESPECT TO SUCH SPECIALIZED UNITS (BUT SHALL NOT IMPAIR ANY VALID WARRANTY CLAIMS THERETOFORE ACCRUED WITH RESPECT TO SUCH SPECIALIZED UNITS).


                  10.1.2 TJA warrants that the Instrument Software and Technical Contributions of TJA do not violate or infringe the United States Intellectual Property rights of any third party.

                  10.1.3 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, TJA DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE SPECIALIZED UNITS, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.



         10.2     Limitation of Liability.

                  10.2.1 (a) TJA's LIABILITY FOR DAMAGES TO OSA, INC. OR ANY CUSTOMER FOR ANY BREACH OF WARRANTY CLAIM HEREUNDER SHALL NOT EXCEED THE PRICE PAID FOR THE SPECIALIZED UNIT TO WHICH SUCH BREACH RELATES; AND (b) TJA SHALL IN NO EVENT BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF DATA, PROFITS OR USE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION IN CONNECTION WITH THE USE OR PERFORMANCE OF THE SPECIALIZED UNITS.
                  10.2.2 IN NO EVENT SHALL TJA BE LIABLE TO CUSTOMERS OR OTHER THIRD PARTIES FOR, AND, SUBJECT TO THE LIMITATIONS IN SECTION 10.2.3, OSA, INC. SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS TJA, ITS PARENT, SUBSIDIARIES AND AFFILIATES (INCLUDING WITHOUT LIMITATION THERMO INSTRUMENT AND NICOLET) FROM AND AGAINST, ANY DAMAGES TO THE EXTENT (a) CAUSED BY ANY INSTALLATION, MAINTENANCE, REPAIR, SERVICE, ALTERATION, MODIFICATION (PURSUANT TO THE TERMS OF ARTICLE 6 ABOVE OR OTHERWISE), RELOCATION OR OTHER TAMPERING TO OR WITH ANY SPECIALIZED UNIT PERFORMED BY ANY PARTY OTHER THAN TJA OR TJA's DESIGNATED SUBCONTRACTOR OR AGENT WITHOUT TJA'S WRITTEN APPROVAL SIGNED BY THE PRESIDENT OF TJA AND SPECIFICALLY

REFERENCING THIS SECTION 10.2.2; (b) DUE TO A CUSTOMER'S FAILURE TO OBSERVE THE SAFETY INSTRUCTIONS ACCOMPANYING ANY SPECIALIZED UNIT, INCLUDING WITHOUT LIMITATION THOSE CONTAINED IN THE OPERATOR'S MANUAL OR DUE TO THE CUSTOMER HAVING ALTERED, OBSCURED OR REMOVED WARNING OR OTHER LABELS OR MATERIALS PROVIDED BY TJA; (c) DUE TO THE NATURE OR CONTENT OF THE DIAGNOSTIC DATA OR OTHER RESULTS GENERATED OR PRODUCED BY THE OSA, INC. SOFTWARE; (d) DUE TO USE OR STORAGE OF AN UNPACKED SPECIALIZED UNIT IN A PHYSICAL ENVIRONMENT WHICH IS NOT IN CONFORMANCE WITH THE OPERATING ENVIRONMENT DESCRIBED IN THE SPECIALIZED UNIT SPECIFICATION APPLICABLE THERETO; OR (e) DUE TO ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF DATA, PROFITS OR USE, IN CONNECTION WITH THE USE OR PERFORMANCE OF ANY SPECIALIZED UNIT; PROVIDED, HOWEVER, THAT OSA, INC. SHALL HAVE NO LIABILITY UNDER THIS SECTION
10.2.2 TO THE EXTENT ANY DAMAGES ARE ATTRIBUTABLE TO THE NEGLIGENCE OR WILLFUL MISCONDUCT OF TJA, OR ITS PARENT, AFFILIATES, EMPLOYEES, AGENTS, REPRESENTATIVES OR CONTRACTORS. The foregoing provisions of this Section 10.2.2 are not intended to limit the express terms of any warranty set forth herein, including without limitation in clause (b) of Section 10.1.1 above regarding substantial conformance of a Specialized Unit with the Specialized Unit Specification applicable thereto during the Warranty Period; provided, however, that to the extent any warranty claim made against TJA is attributable to the occurrence of any one or more of the events enumerated in clauses (a) through (e) above, OSA, Inc. shall indemnify TJA for all costs incurred by TJA in connection with such claim.

     10.2.3 OSA, INC. SHALL IN NO EVENT BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS, ARISING OUT OF THIS AGREEMENT.

         10.3 Warranty to TJA. OSA, Inc. warrants that the OSA, Inc. Software and Technical Contributions of OSA, Inc. do not violate or infringe the United States Intellectual Property rights of any third party.

11.      MARKETING BY OSA, INC.

         11.1 Marketing. OSA, Inc. shall use its best efforts to market and promote the Specialized Units and to maximize its sales, leases or licenses of Specialized Units.

         11.2     [Intentionally deleted.]

         11.3 Information Regarding Specialized Units. OSA, Inc. shall: (a) provide pertinent information concerning the Specialized Units to prospective Customers; (b) promptly present to TJA complaints concerning any Specialized Unit which OSA, Inc. receives from Customers; (c) remain reasonably informed and knowledgeable concerning the function, specifications and advantages of the Specialized Units; (d) avoid deceptive, misleading or unethical practices that are detrimental to TJA, Thermo Instrument and/or any one or more of the Specialized Units; (e) make no false or misleading representations with regard to TJA, Thermo Instrument and/or any one or more of the Specialized Units; (f) not publish or employ, or cooperate in the publication or employment of, any misleading or deceptive advertising material with regard to TJA, Thermo Instrument and/or any one or more of the Specialized Units; and (g) make no representations, warranties or guarantees to Customers or to the trade with respect to the specifications, features or capabilities of any one or more of the Specialized Units that are inconsistent with this Agreement and the various Exhibits attached hereto or the warranties provided herein.

         11.4 Specialized Unit Applications. It is understood and agreed by the parties hereto that the identification of Customers to whom the Specialized Units are to be sold, leased or licensed, and the selection of the commercial applications for and environments in which any given Specialized Unit is to be utilized, shall be determined exclusively by OSA, Inc. in the exercise of its sole discretion. TJA MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE THAT THE FUNCTIONALITY OF ANY SPECIALIZED UNIT IS ADEQUATE, SUITABLE OR OTHERWISE APPROPRIATE, FROM A TECHNOLOGICAL STANDPOINT OR OTHERWISE, IN THE CONTEXT OF ANY CURRENTLY CONTEMPLATED AND/OR FUTURE APPLICATIONS THEREFOR AND HEREBY DISCLAIMS ALL LIABILITY ARISING FROM OR IN CONNECTION WITH THE ADEQUACY, SUITABILITY OR APPROPRIATENESS OF SUCH FUNCTIONALITY FOR ANY SUCH APPLICATIONS. The foregoing provisions of this Section 11.4 are not intended to limit the express terms of the warranty set forth in clause (b) of Section 10.1.1 above regarding substantial conformance of each Specialized Unit developed hereunder with the applicable Specialized Unit Specification during the Warranty Period.

12.      CUSTOMER AGREEMENT.

         No Specialized Unit shall be sold, leased, licensed or sublicensed by OSA, Inc. to any Customer until such time as a form of customer agreement mutually acceptable to OSA, Inc. and TJA, in the exercise of each party's reasonable discretion, has been created (the "Customer Agreement"). OSA, Inc. agrees to cause each Customer to execute a Customer Agreement prior to the delivery to such Customer of any Specialized Unit hereunder. Upon execution of this Agreement, OSA, Inc. and TJA shall commence and thereafter diligently continue to negotiate in good faith the form of such Customer Agreement.

13.      INDEMNIFICATION.

         13.1 By OSA, Inc. Subject to the limitations in Section 10.2.3, OSA, Inc. shall indemnify, defend and hold harmless TJA, its parent, subsidiaries and affiliates (including without limitation Thermo Instrument and Nicolet), from and against any and all losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements and court costs) incurred by them in connection with third party claims or suits, whether based in statute, contract, tort, strict liability or breach of warranty or otherwise, to the extent arising, or alleged by said third party claimant to arise, by reason of (a) the negligence or willful misconduct of OSA, Inc., its parent, affiliates, employees, agents, representatives or contractors, (b) false or misleading statements made by OSA, Inc., its parent, affiliates, employees, agents, representatives or contractors, to any persons including, but not limited to, Customers, (c) infringement by the OSA, Inc. Software of any patent, copyright, trademark, trade secret or any other proprietary right of any third party, (d) use of any Specialized Unit in combination with equipment or software external to the Specialized Unit and not manufactured by TJA or Thermo Instrument, or any parent, subsidiary or affiliate of either, which use is not approved in writing by TJA in an instrument expressly referencing this Section 13.1(d) and signed by the President of TJA , (e) TJA's compliance with designs, specifications or instructions of OSA, Inc., or of any Customer made with OSA, Inc.'s approval, (f) use of any Specialized Unit in an application or environment for which the Specialized Unit design and/or the Specialized Unit Specification applicable thereto is or are inadequate, unsuitable or otherwise inappropriate, (g) use of any Specialized Unit which has been modified pursuant to the provisions of Article 6 above or otherwise, (h) repair, maintenance or installation of, or other tampering with, any Specialized Unit by anyone other than TJA or its affiliates, employees, contractors or agents unless approved by TJA, which approval must be evidenced by an instrument expressly referencing this Section 13.1(h) and signed by the President of TJA, (i) infringement of any Intellectual Property rights of any person or entity by OSA, Inc.'s Technical Contributions or Marks or (j) TSI's breach of any representation or warranty under Section 17.16.1 below; provided, however, that OSA, Inc. shall have no liability under this Section 13.1 to the extent any third party claims or suits are attributable to the negligence or willful misconduct of TJA or its parent, affiliates, employees, agents, representatives or contractors.

         13.2 By TJA. Subject to the limitations in Section 10.2.1(b), TJA shall indemnify, defend and hold harmless OSA, Inc., its parent, subsidiaries and affiliates (including without limitation Top Source and UTG), from and against any and all losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements and court costs) incurred by them in connection with third party claims or suits, whether based in statute, contract, tort, strict liability or breach of warranty or otherwise, to the extent arising, or alleged by said third party claimant to arise, by reason of (a) the negligence or willful misconduct of TJA, its parent, affiliates, employees, agents, representatives or contractors, (b) false or misleading statements made by TJA, its parent, affiliates, employees, agents, representatives or contractors, to any persons including, but not limited to, Customers, (c) infringement by the Instrument Software of any patent, copyright, trademark, trade secret or any other proprietary right of any third party, (d) use of any Specialized Unit in combination with equipment or software external to the Specialized Unit and manufactured by TJA or Thermo Instrument, or any parent, subsidiary or affiliate of either, or otherwise used with TJA's written approval, which approval must be evidenced by an instrument expressly referencing this Section 13.2(d) and signed by the President of TJA, (e) OSA, Inc.'s compliance with designs, specifications or instructions of TJA, (f) repair, maintenance, installation or reinstallation of any Specialized Unit by TJA or its parent, affiliates, employees, agents, representatives or contractors, (g) infringement of any Intellectual Property rights of any person or entity by TJA's Technical Contributions or Marks, (h) OSA, Inc.'s or any Customer's compliance with written safety or training materials provided by TJA or (i) Thermo's breach of any representation or warranty under Section 17.16.2 below; provided, however, that TJA shall have no liability under this Section
13.2 to the extent any third party claims or suits are attributable to the negligence or willful misconduct of OSA, Inc. or its parent, affiliates, employees, agents, representatives or contractors.

         13.3     Procedures.  The party seeking indemnification under this
Article 13 ("Indemnified Party") shall provide prompt written notice of any claim to the party from whom indemnification is sought hereunder ("Indemnifying Party"). The Indemnifying Party shall have the right, at its option, to assume the defense of any claim for which indemnification is sought. In the event that the defense of any claim has been assumed by the Indemnifying Party, the Indemnified Party shall have the right to participate in any such proceeding with counsel of its own choice and at its own expense.

         13.4 Terminology. It is understood and agreed that any time the term "contractor(s)" is used in this Agreement, the same shall be deemed to refer to and include subcontractor(s) as well.

14.      CONFIDENTIALITY.

         14.1 Proprietary Information. All of the parties to this Agreement (i.e., TJA, Thermo Instrument, OSA, Inc. and Top Source) agree and acknowledge that in order to further the performance of this Agreement, they have disclosed and will continue to disclose to each other certain information concerning their respective Technical Contributions, proprietary inventions, confidential know-how and trade secrets (including without limitation methods or concepts utilized therein), marketing and sales, pricing (including without limitation the pricing information contained in any Specialized Unit Addendum hereto), software (including without limitation the Instrument Software and OSA, Inc. Software), distributors, customers, business and other confidential information (collectively, the "Proprietary Information"). The Proprietary Information shall remain the sole property of the disclosing party (the "Owner"), and the receiving party (the "Recipient") shall have no interest in, or rights with respect to, such Proprietary Information except as set forth in this Agreement. In addition, the terms of this Agreement shall constitute Proprietary Information of all parties.

         14.2 Protection. The Recipient agrees to use the same degree of care to protect the confidentiality of all Proprietary Information, designated as such in writing by the Owner thereof, as a reasonable man would utilize in protecting his own similar proprietary information, including without limitation agreeing:

                  14.2.1 Except as specifically authorized by this Agreement, not to permit the disclosure, use, copying, display, loan, publication, transfer of possession (whether by sale, exchange, gift, operation of law or otherwise) or other dissemination of or access to the Proprietary Information, in whole or in part, to any third party without the prior written consent of the Owner, except that such disclosure or access shall be permitted

(a) to an employee, agent, representative, contractor or director of the Recipient requiring access to the Proprietary Information in the course of his or her duties in connection with the performance by the Recipient of its obligations under this Agreement and who has agreed to maintain the confidentiality of the Proprietary Information, (b) with respect to disclosure only of Proprietary Information other than the contents of this Agreement, to a Customer or other third party who has executed a Customer Agreement or (c) with respect to disclosure of the contents of this Agreement only, to any party providing, or considering providing, financing or capital to TSI in connection with any Specialized Unit developed hereunder who has agreed, in writing, to maintain the confidentiality of the contents of this Agreement;

                  14.2.2 To notify the Owner promptly, and in writing, of the circumstances surrounding any suspected possession, use or knowledge of the Proprietary Information or any part thereof at any location or by any person or entity other than those whose access thereto is authorized by this Agreement and take further steps as may reasonably be requested by the Owner to prevent or remedy any such violation. The Owner shall be permitted to make reasonable inquiries from time to time concerning the Recipient's compliance with the provisions of this Article 14.

         14.3 Exception. Nothing in this Article 14 shall restrict the Recipient with respect to information or data, whether or not identical or similar to that contained in the Proprietary Information, if such information or data (a) was rightfully possessed by the Recipient before it was received from the Owner; (b) is independently developed by or for the Recipient without derivation from or reference to the Owner's information or data; (c) is or becomes public or available to the general public otherwise than through any act or default of the Recipient; (d) becomes available to the Recipient from a source (other than the Owner) who is not, to the Recipient's knowledge, bound by a confidentiality obligation; or (e) is required by law or stock exchange rule to be disclosed. In addition, nothing in this Article 14 shall restrict the Recipient from disclosing this Agreement (a) in connection with any legal action to enforce the terms hereof or (b) in compliance with any valid subpoena, provided the Recipient notifies the Owner prior to making any such disclosure and uses reasonable efforts to obtain a protective stipulation of confidentiality with respect to the subpoenaed information prior to disclosure of the same.

         14.4 Efforts to Maintain Confidentiality. The parties agree to take any and all reasonable and appropriate measures to maintain confidentiality of all Proprietary Information in conformance with the standards set forth in Section
14.2 above, such measures to include, without limitation, written agreements with Customers and other users, purchasers, lessees, licensees and sublicensees acknowledging the parties' proprietary rights, imposing confidentiality obligations, and prohibiting internal inspection or reverse engineering of any Specialized Unit, the Instrument Software or the OSA, Inc. Software. No Specialized Unit may be transferred to any person without such an agreement. Said agreements shall be in form acceptable to counsel for all parties, and shall provide that the provisions thereof will survive the expiration or earlier termination of this Agreement.

         14.5 Obligation to Defend Proprietary Information. Each Owner agrees to protect and defend its Proprietary Information against infringement to the extent such Owner, in its sole discretion, considers appropriate. An Owner which otherwise would elect not to protect and defend its Proprietary Information against infringement shall be obligated to do so if the other party pays or reimburses the Owner for all costs incurred therefor.

         14.6  Injunctive  Relief.  Because the  unauthorized  use,  transfer or dissemination of the Instrument Software or OSA, Inc. Software or any Proprietary Information provided by one party to the other may diminish substantially the value thereof and of the Specialized Units and may irreparably harm the offended party, if either party breaches the provisions of this Article 14 or the software licensing provisions of this Agreement, the other party shall be entitled, without limiting its other rights or remedies, to seek equitable relief, including, but not limited to, injunctive relief.

15.      TERM AND TERMINATION.

         15.1 Term and Non-Compete. This Agreement shall be for an initial term (the "Term") commencing as of the effective date hereof and continuing through and including December 31, 1997 (the "Term Expiration Date"), unless earlier terminated in accordance with the provisions of this Article 15. This Agreement shall automatically terminate as of the Term Expiration Date without the requirement of notice or any other action on the part of either party hereto.

         15.2 Termination. This Agreement may be terminated as to all parties prior to the Term Expiration Date:

                  15.2.1 By either party in the event of a material breach by the other party of any of such other party's obligations under this Agreement, which breach has not been cured within sixty (60) days following the date on which the non-breaching party has given written notice to the breaching party specifying the nature of the breach (or, if such breach is of a nature that it cannot reasonably be cured within said sixty (60)-day period, if the breaching party fails to commence to cure the same within said sixty (60)-day period or thereafter fails to diligently prosecute such cure to completion);

                  15.2.2 By either party, effective immediately and without the requirement of any notice, if the other party (a) files for or consents to a general assignment for the benefit of creditors, (b) files a petition in bankruptcy or liquidation, or is adjudicated bankrupt or insolvent or takes similar actions under the laws of any jurisdiction for the general benefit of creditors of an insolvent or financially troubled debtor or (c) is the subject of an involuntary bankruptcy or insolvency proceeding which is not finally dismissed within forty-five (45) days;

                  15.2.3 (i) Notwithstanding the provisions of Section 17.9 below, by TJA, upon not less than thirty (30) days' prior written notice, in the event of a change in control, direct or indirect, of OSA, Inc. or Top Source which has, or in the reasonable opinion of TJA could have, a material adverse effect on the ability of TSI to perform its obligations hereunder or otherwise on the consummation of the transactions contemplated herein; or

                           (ii) Notwithstanding the provisions of Section 17.9
below, by OSA, Inc., upon not less than thirty (30) days' prior written notice, in the event of a change in control, direct or indirect, of TJA or Thermo Instrument which has, or in the reasonable opinion of OSA, Inc. could have, a material adverse effect on the ability of Thermo to perform its obligations hereunder or otherwise on the consummation of the transactions contemplated herein;

                           (iii)  For purposes of this Section 15.2.3,
"control" shall mean ownership of greater than fifty percent (50%) of the capital stock or the power to vote or direct the voting of sufficient securities to elect a majority of the directors;

         15.3 Effect of Expiration or Termination. Upon expiration or the effective date of termination of this Agreement for any reason, all rights and obligations of the parties under this Agreement shall cease, except as follows:

                  15.3.1 In the event of the expiration of the Term of this Agreement pursuant to Section 15.1 above, TJA shall complete the manufacture and shipment of all orders in effect at the time of such expiration, and OSA, Inc. shall be obligated to make payment for the same in accordance with the applicable provisions of Article 8 above.

                  15.3.2 At the election of the party initiating termination in the case of a termination pursuant to the provisions of Sections 15.2.1, 15.2.2 or 15.2.3 above TJA shall be obligated to complete the manufacture and shipment of all (or such portion thereof as is indicated by the electing party under this Section 15.3.2) orders in effect on the effective date of such termination, and OSA, Inc. shall be obligated to make payment for the same in accordance with the applicable provisions of Article 8 above.

                  15.3.3 OSA, Inc. shall, within ten (10) days after the expiration or the effective date of any termination of this Agreement, provide TJA with a list of all Customers for whom the Installation or Reinstallation of a Specialized Unit has been performed by any person or entity other than TJA or its designated subcontractor or agent. Such list shall specify the date of Installation or Reinstallation, as the case may be, and the appropriate contact with, and address of, each such Customer. TJA may, at its option, thereafter communicate directly with such Customers.
                  15.3.4 Solely with respect to Specialized Units purchased from TJA and paid for by OSA, Inc. hereunder, TJA shall continue, for a period of five (5) years following the expiration or the effective date of any termination of this Agreement, to provide maintenance services for such Specialized Units to the extent required by, and in accordance with, the provisions of Section 9.2 above. TJA shall honor warranty coverage extended to Customers by OSA, Inc., provided that such coverage does not exceed the warranty coverage provided by TJA pursuant to the terms of this Agreement. Solely with respect to Specialized Units purchased from TJA and paid for by OSA, Inc. hereunder, and solely in connection with the normal operation thereof, OSA, Inc. and Customers shall have, without payment of additional consideration, the continuing perpetual and worldwide non-exclusive right and license to use, license and, with respect to OSA, Inc. only, sublicense, "AS IS, WHERE IS", the Instrument Software and other Technical Contributions of TJA and to install and reinstall such Specialized Units with existing or new Customers, all without restriction except (i) with respect to OSA, Inc., as provided in those Sections of this Agreement which shall survive, in accordance with the provisions of
Section 15.4 below, the expiration or earlier termination of this Agreement, and
(ii) with respect to any Customer, as provided for the benefit of TJA in the Customer Agreement.

                  15.3.5 The termination of this Agreement shall not affect OSA, Inc.'s obligation to make payments to TJA which have become due and payable hereunder on or before the effective date of such termination, nor release either party from any liability to the other party which shall have accrued or matured at the time such termination becomes effective.

                  15.3.6 On or before the expiration or effective date of termination of this Agreement, OSA, Inc. shall remove all TJA Marks from Specialized Units then in OSA, Inc.'s possession and thereafter shall cease all use of the TJA Marks, including without limitation the use thereof in connection with the sale, leasing, licensing, sublicensing, distribution or marketing of Specialized Units (or related services); provided, however, that OSA, Inc. agrees not to remove or obscure any notice of copyright, patent, trademark, trade secret or restricted or limited rights which may be contained on the Instrument Software and/or any of TJA's Technical Contributions.

         15.4 Survival. Notwithstanding anything to the contrary contained herein, the provisions of Section 3.1, Section 3.2 (as it relates to the OSA, Inc. Marks), Section 4.1, Section 4.2.4, Section 4.3.2, Section 6, Section 7.7 (first sentence only), Sections 9.1.1 and 9.1.2 (solely with respect to OSAs purchased from TJA and paid for by OSA, Inc. hereunder), Section 9.2 (solely to the extent related to the obligations of TJA under Section 15.3.4), Article 10,
Article 13, Article 14, Article 15, and, to the extent related to the foregoing, Articles 1, 16 and 17 (including without limitation Section 17.12 and 17.18), shall survive any termination or expiration of this Agreement according to their respective terms. Subject to the limitations of Article 10, an aggrieved party's right to pursue all legal remedies for breach of contract or otherwise, including without limitation damages related thereto, shall survive any expiration or earlier termination of this Agreement unimpaired.

16.      COMPLIANCE WITH LAWS.

         16.1 Compliance with Laws. OSA, Inc. and TJA shall comply with all laws, legislation, rules, regulations, governmental requirements and industry standards existing from time to time with respect to the Specialized Units (including without limitation with respect to the sale, leasing, licensing and sublicensing thereof) and performance of their respective obligations hereunder; provided, however, that OSA, Inc. shall be solely responsible for ensuring that the Specialized Units comply with all applicable governmental requirements and industry standards imposed by any foreign country prior to any shipment of Specialized Units to any such country. In the event that this Agreement is required to be registered with any foreign governmental authority with respect to Specialized Units purchased or sublicensed by OSA, Inc., OSA, Inc. shall cause such registration to be made and shall bear any expense or tax payable in respect thereof.

         16.2 Customs and Local Taxes. TJA shall be responsible for clearing Specialized Units purchased or sublicensed by OSA, Inc.
through customs in the country of destination, provided that OSA, Inc. shall pay all applicable customs or import duties and all applicable local taxes.

         16.3  Export.  TJA  shall  not  export  any  Specialized  Unit  to  any jurisdiction without first obtaining all necessary export permits and clearances, and in no event shall TJA export any Specialized Unit in violation of any applicable law or regulation; provided that OSA, Inc. shall pay all applicable permit and clearance fees. Any shipment of Specialized Units by OSA, Inc. or any Customer subsequent to the initial shipment thereof by TJA (other than returns to TJA of defective Specialized Units in accordance with the terms of this Agreement) shall be the sole responsibility of OSA, Inc., and OSA, Inc. shall comply with all import, export and other laws, rules, orders and regulations, foreign or domestic, applicable to such re-shipment.

17.      MISCELLANEOUS.

         17.1 Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflict of laws provisions thereof and excluding the United Nations Convention on Contracts for the International Sale of Goods).

         17.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall not be released, discharged, supplemented, interpreted, amended, varied, or modified in any manner except by an instrument in writing signed by an authorized officer or representative of each of the parties hereto. The exhibits following the operative part of this Agreement shall be deemed to be incorporated in this Agreement by this reference and the various other references contained herein. The parties acknowledge that they are not entering into this Agreement on the basis of any representations not expressly contained herein.

         17.3 Waivers. No delay or omission on the part of any party to this Agreement in requiring performance by any other party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right on any future occasion.

         17.4 Severability. If any provision of this Agreement shall for any reason be held illegal or unenforceable, such provision shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect or impair the validity or enforceability of the remaining provisions of this Agreement.

         17.5 Force Majeure. Notwithstanding anything to the contrary contained herein, Thermo shall not be liable in any respect for any delay in the performance of any of its obligations under this Agreement to the extent such delay shall have been due to acts of God, acts of terrorism, acts of OSA, Inc. or Top Source, acts of civil or military authority, legal or regulatory changes, fires, floods, epidemics, quarantine restrictions, war, armed hostilities, riots, strikes, lockouts, accidents to machinery, delays in deliveries by TJA's suppliers, delays in transportation not the fault of TJA or any other cause beyond the reasonable control of Thermo. Notwithstanding anything to the contrary contained herein, TSI shall not be liable in any respect for any delay in the performance of any of its obligations under this Agreement (other than obligations for the payment of money) to the extent such delay shall have been due to acts of God, acts of terrorism, acts of TJA or Thermo Instrument, acts of civil or military authority, legal or regulatory changes, fires, floods, epidemics, quarantine restrictions, war, armed hostilities, riots, strikes, lockouts or any other cause beyond the reasonable control of TSI.

         17.6 Captions. Article and Section headings are for descriptive purposes only and shall not control or alter the meaning of this Agreement.

         17.7 Relationship of the Parties. The parties acknowledge that the parties hereto are independent contractors and that OSA, Inc. will, on its own behalf, solicit orders for Specialized Units only as an independent contractor. The parties shall not represent themselves as partners, joint-venturers, agents, employees or general representatives of each other for any reason. The parties acknowledge that they shall have no right, power or authority to in any way obligate each other to any contract or obligation other than the obligations contained herein.

         17.8 Notices. For the purposes of this Agreement, and for all notices and correspondence hereunder, the addresses of the respective parties are as follows:

         If to TJA:                          Thermo Jarrell Ash Corporation
                                            27 Forge Parkway
                                            Franklin, MA  02038-3148
                                            Attn.:  President

         with a copy to:                    Thermo Electron Corporation
                                            81 Wyman Street
                                            Waltham, MA  02254 02109
                                            Attn.:  General Counsel

         If to Thermo Instrument:           Thermo Instrument Systems Inc.
                                            1851  Central Drive
                                            Suite 220
                                            Bedford, Texas  76021
                                            Attn.:  President

         with a copy to:                    Thermo Electron Corporation
                                            81 Wyman Street
                                            Waltham, MA  02254
                                            Attn.:  General Counsel

         If to TSI (or one                  On-Site Analysis, Inc.
         or more of OSA,                    3125 Presidential Drive, Suite 130
         Inc., and                          Atlanta, Georgia  30340-3907
         Top Source):                       Attn.:  President
         with a copy to:                    Top Source Technologies, Inc.
                                            2000 PGA Boulevard, Suite 3200
                                            Palm Beach Gardens, Florida
                                             33408-2713
                                            Attn.:   President

                  and: Cushing, Morris, Armbruster & Jones 2110 Peachtree Center Cain Tower 229 Peachtree Street, N.E.
                                            Atlanta, Georgia  30303
                                            Attn.:    Kevin R. Armbruster, Esq.

         No change of address shall be binding upon the other party hereto until written notice thereof is received by such party at the address shown herein. All notices shall be in English and shall be effective upon receipt if delivered personally or by courier or sent by facsimile, and three (3) business days after mailing if sent by United States Mail.

         17.9 Assignment and Corporate Reorganization. None of the parties shall assign any rights or obligations under this Agreement without the prior written consent of the other parties hereto. Notwithstanding the foregoing provisions of this Section 17.9, but subject to the provisions of Section 15.2.3, any party hereto ("Assignor") shall have the right to assign its rights and obligations under this Agreement, without the prior written consent of any other party hereto, (i) to a parent, subsidiary or affiliate of Assignor, (ii) in connection with a merger, consolidation or combination or (iii) in connection with a sale of substantially all of the assets of Assignor; provided that any such assignee shall agree in writing to be bound by all obligations of Assignor hereunder, and further provided that, unless released in writing by the other parties hereto, Assignor shall continue to be bound by all of the terms and conditions of this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon any successor or permitted assign of such party.

         17.10 Official Language. If this Agreement is translated into another language besides English, the English language version shall be the official version.

         17.11 Currency. All prices are in currency of the United States of America.

         17.12             Guaranty.

                  17.12.1 By Top Source. Top Source, as a material inducement to Thermo to enter into this Agreement, hereby unconditionally guarantees, as and for its own obligation, the full and prompt performance by OSA, Inc. of all of its obligations under this Agreement. If any such obligations are not performed when due, Top Source will immediately perform them, without resort by the obligee to any other person or party. TJA and Thermo Instrument (or either of them) may grant one or more extensions to fulfill such obligations or may release or reach a compromise with any person liable for such obligations without giving Top Source notice and without obtaining Top Source's consent. This guaranty shall not be released, in whole or in part, by any action or thing which might, but for this provision, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission, action or failure to act by TJA or Thermo Instrument (whether or not Top Source's risk is varied or increased or its rights or remedies are affected thereby), or by reason of any further dealings between TSI and TJA or Thermo Instrument.

                  17.12.2 By Thermo Instrument. Thermo Instrument, as a material inducement to TSI to enter into this Agreement, hereby unconditionally guarantees the full and prompt performance by TJA of all of its obligations under this Agreement. If any such obligations are not performed when due, Thermo Instrument will immediately perform them, without resort by the obligee to any other person or party. TSI may grant one or more extensions to fulfill such obligations or may release or reach a compromise with any person liable for such obligations without giving Thermo Instrument notice and without obtaining Thermo Instrument's consent. This guaranty shall not be released, in whole or in part, by any action or thing which might, but for this provision, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission, action or failure to act by TSI (whether or not Thermo Instrument's risk is varied or increased or its rights or remedies are affected thereby), or by reason of any further dealings between TJA or Thermo Instrument and TSI.

         17.13 Remedies Cumulative. Any and all rights and remedies which any party may have under this Agreement, at law or in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

         17.14 Authority. The individuals executing this Agreement hereby represent and warrant that they are empowered and duly authorized to so execute this Agreement on behalf of the parties they represent.


         17.15 Nicolet. Notwithstanding anything contained in this Agreement, it is expressly understood and agreed by all parties hereto that in no event shall Nicolet be deemed to be a party to this Agreement or otherwise be subject to or bound in any way by any of the terms or provisions contained herein, including without limitation the confidentiality obligations set forth in Article 14. It is further expressly understood and agreed by all parties hereto that, notwithstanding any provision in this Agreement to the contrary, TJA and Thermo Instrument shall each have the right, in connection with the performance of their respective obligations under this Agreement or the consummation of the transactions contemplated hereby, to convey, disclose or disseminate to any officer, employee, representative or agent of Nicolet (acting in his or her capacity as such) any Proprietary Information of OSA, Inc. or Top Source (including without limitation any Intellectual Property of either such party), regardless of whether Nicolet, or any such officer, employee, representative or agent of Nicolet , shall have theretofore agreed to maintain the confidentiality of such Proprietary Information, and such conveyance, disclosure or dissemination shall in no event be deemed to constitute a breach by TJA or Thermo Instrument of any of the provisions of this Agreement, including without limitation those contained in or Article 14 above.

         17.16   Representations and Warranties.

                  17.16.1 By OSA, Inc. and Top Source. OSA, Inc. and Top Source each warrant and represent that (i) it has full right, power, capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;
(ii) the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not
(A) conflict with or result in a violation, breach, termination or acceleration of, or default under (or would result in a violation, breach, termination, acceleration or default with the giving of notice or passage of time, or both), any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of OSA, Inc. or Top Source, as amended, or of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which OSA, Inc. or Top Source is a party or by which either of them, or any of their respective properties or assets, may be bound or affected, or (B) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to OSA, Inc. or Top Source, or their respective properties or assets; (iii) this Agreement is enforceable in accordance with its terms; and (iv) no consent or approval by, or notification to or filing with, any court, governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by OSA, Inc. and Top Source, or the consummation of the transactions contemplated hereby. Without in any way limiting the foregoing, OSA, Inc. warrants and represents that it owns or otherwise has the right to use all Technical Contributions contributed by OSA, Inc. (as referenced in Section 1.11 above) in the development of the OSA and any Specialized Unit hereunder and has obtained all consents, approvals and authorizations required for the use of such Technical Contributions by TSI and Thermo in connection with the performance of this Agreement and the consummation of the transactions contemplated hereby. Each of the foregoing representations and warranties shall also be true and correct as though made on and as of the date of execution of each Specialized Unit Addendum hereunder.

                  17.16.2  By  TJA  and  Thermo   Instrument.   TJA  and  Thermo
Instrument each warrant and represent that (i) it has full right, power, capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not (A) conflict with or result in a violation, breach, termination or acceleration of, or default under (or would result in a violation, breach, termination, acceleration or default with the giving of notice or passage of time, or both), any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of TJA or Thermo Instrument, as amended, or of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which TJA or Thermo Instrument is a party or by which either of them, or any of their respective properties or assets, may be bound or affected, or (B) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to TJA or Thermo Instrument, or their respective properties or assets; (iii) this Agreement is enforceable in accordance with its terms; and (iv) no consent or approval by, or notification to or filing with, any court, governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by TJA and Thermo Instrument, or the consummation of the transactions contemplated hereby. Without in any way limiting the foregoing, TJA warrants and represents that it owns or otherwise has the right to use all Technical Contributions contributed by TJA (as referenced in Section
1.11 above) in the development of the OSA and any Specialized Unit hereunder and has obtained all consents, approvals and authorizations required for the use of such Technical Contributions by Thermo and TSI in connection with the performance of this Agreement and the consummation of the transactions contemplated hereby. Each of the foregoing representations and warranties shall also be true and correct as though made on and as of the date of execution of each Specialized Unit Addendum hereunder.

         17.17 Prevailing Party. If any action at law or in equity is brought to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be entitled to reimbursement of the reasonable attorneys' fees and disbursements and court costs incurred by said prevailing party in connection with such action.

         17.18 General Provisions Regarding Warranties. Subject to the provisions of Sections 15.2.3 and 17.9 above, the warranties provided to OSA, Inc. hereunder shall continue to be enforceable by OSA, Inc., in accordance with the terms of this Agreement, regardless of the transfer by OSA, Inc. of title to the products to which such warranties relate in the ordinary course of marketing the same as contemplated by this Agreement. Subject to the provisions of Sections 15.2.3 and 17.9 above, the warranties provided to TJA hereunder shall continue to be enforceable by TJA, in accordance with the terms of this Agreement, regardless of the transfer by TJA of title to the products to which such warranties relate in the ordinary course of marketing the same as contemplated by this Agreement.

         18.      "U" UNIT AGREEMENT.

         Reference is hereby made to that certain Agreement dated as of March 3, 1995 by and between TJA and Thermo Instrument and OSA, Inc. and Top Source (the "'U' Unit Agreement"). It is understood and agreed that each purchase by OSA, Inc. of a Specialized Unit hereunder shall also be deemed to constitute a purchase by OSA, Inc. of an OSA for purposes of Sections 15.1 and 15.2.6 of the "U" Unit Agreement. Notwithstanding anything to the contrary contained in the "U" Unit Agreement, including without limitation the provisions of Sections 5.2 and 15.1 thereof, it is further understood and agreed that the performance by either party of its obligations under this Agreement will not constitute a default by such party under the "U" Unit Agreement. The "U" Unit Agreement is hereby ratified and confirmed in its entirety, and, except to the extent expressly provided in this Article 18, nothing contained herein shall be deemed to constitute an amendment to or modification of the "U" Unit Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.


         TJA:

         THERMO JARRELL ASH CORPORATION

         By:  /s/ Earl Lewis
         Title:  Sr. Vice President

         Witness/
         Attest:
         Title:

                                [CORPORATE SEAL]



         THERMO INSTRUMENT:

         THERMO INSTRUMENT SYSTEMS INC.

         By:  /s/ Earl Lewis
         Title:  Sr. Vice President

         Witness/
         Attest:
         Title:

                                [CORPORATE SEAL]




[Signatures Continued on Next Page]

         OSA, INC.:

         ON-SITE ANALYSIS, INC.

         By:  /s/ Stuart Landow 12/28/95
         Title:   CEO

         Witness/
         Attest:  /s/ Jane M. Ott
         Title:  Corporate Administrator

                                [CORPORATE SEAL]



         TOP SOURCE:

         TOP SOURCE TECHNOLOGIES, INC.


         By:  /s/ Stuart Landow 12/28/95
         Title:   CEO

         Witness/
         Attest:  /s/ Jane M. Ott
         Title:  Corporate Administrator

                                [CORPORATE SEAL]














AA953250027

LIST OF EXHIBITS



Exhibit A         "U" Specification

Exhibit B         Site Survey Report

Exhibit C         Customer Site Specifications for
Installation




AA953250027